Exhibit 10.32

**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

SALES CONTRACT

Contract No.: 2010-JKZJXS-0007-01

This sales contract (“Contract”) is entered into on May 20th, 2010 (“Signing Date”) in Shanghai, PRC.

Between:

(1)	Jinko Solar Import and Export Co., Ltd. (Hereinafter referred to as the “Seller”)

Address: Xuri District, Shangrao Economic Development Zone, Jiangxi Province, CHINA

Tel: +86-793-8469699

Fax: +86-793-8461152

(2)	Enfinity Asia Pacific Limited (Hereinafter referred to as the “Buyer”)

Address: 1705-06 Office Tower, Convention Plaza, 1 Harbour Road, Wanchai, Hong Kong

Tel: +852 2111 2814

Fax: +852 2111 1664

(The Seller or the Buyer hereinafter referred to individually as a “Party” and collectively as the “Parties”)

The Buyer and the Seller agree to conduct the following transactions according to the terms and conditions stipulated below:

1. Product Description

From the Effective Date hereof to December 31, 2010, the Buyer agrees to buy from the Seller and the Seller agrees to sell the products (“Products”) to the Buyer as set out below.

Item	2010
	Q2(May-June)	Q3	Q4
JKM-96 240-mono	****MW/Month	****MW/Month	****MW/Month

JKM235P-60			****MW/Month

Price ( CIF Antwerp )	****US$/W	****US$/W	Undetermined

Total	6MW	9MW	9MW

****	Confidential material omitted and filed separately with the Commission.

Remarks:

1) Price for Q4 of 2010 should be negotiated at the end of Q3, based on the market conditions. In Q4, the productmix should contain at least **** MW per month of the JKM235P-60 type.

2) This Contract only is binding by Parties under the condition that the Buyer purchases the number of Products for Q2 and Q3 of 2010. If the Buyer and the Seller fail to agree on the purchase price of the Products for Q4 of 2010, the Buyer is not bound to purchase the ****MW Products set forth in Q4.

3) For avoidance of doubt, the contract volume of this Contract shall refer to the total ****MW of Products agreed for Q2 and Q3 of 2010.

2. Product Technical Specifications

2.1 Crystalline silicon solar cell Solar module: Type:    JKM-M-96(245W)    (Dimension: 1575×1082×50 mm)

Power tolerance of single module: ±3%.

Power tolerance of each container: 0~+3%

Maximum system voltage: DC 1000 Volts.

2.2 Crystalline silicon solar cell Solar module: Type:    JKM-P-60(235W)    (Dimension: 1650×992×50 mm)

Power tolerance of single module: ±3%.

Power tolerance of each container: 0~+3%

Maximum system voltage: DC 1000 Volts.

2.3 The Seller shall provide a flash report (in an excel form) of every single module evidencing the output power of each module. Buyer reserves the right to do the inspection for modules which are shipped to Buyer by third party testing institute and to refuse the modules that do not comply with the product specification. The average power value per container (based on the measured flash test power values of all modules in that container) should be at least the nominal power value of the specified module type.

2.5 Technical Specification of the Product shall be the specification of the respective product as shown in the website of Seller (www.jinkosolar.com) on the Effective Date.

3. Terms of payment

3.1 Trade Term: CIF Antwerp

The above trade term shall be subject to the International Rules for the Interpretation of Trade Terms adopted by the International Chamber of Commerce effective January 1, 2000, including all amendments thereof (“INCOTERMS 2000”).

****	Confidential material omitted and filed separately with the Commission.

3.2 Terms of Payment

****% of the total amount shipped from May to September of 2010 (Total ****MW) shall be paid as advance payment. Seller should provide Bank Warranty (in format as Appendix B”) with total amount equal as the down payment amount to buyer within 10 working days from the Signing Date of contract. Buyer shall pay Seller the agreed advance payment by TT within 10 working days after Bank Warranty received to the Seller’s specified bank account; the balance ****% of each partial shipment shall be paid by Document Against Acceptance (D/A) within **** days after product leaves the port of departure.

3.3 Currency Fluctuation:

All currency exchange shall be benchmarked against the buying rate listed from www.boc.cn on the day when Seller confirms acceptance of the Purchase Order placed by Buyer. Should the exchange rate between the RMB and US Dollar fluctuated above or below a pre-established and agreed-upon 1.5% of established base (I USD = 6.81 RMB), then the selling price under the Contract shall be adjusted to reflect the corresponding rate change.

3.4 The total purchase price for each shipment will be calculated based on the nominal power output of the shipped module type.

3.5 Bank Information

Bank Name : CHINA MERCHANTS BANK, NANCHANG BRANCH

SWIFT : CMBCCNBS284

INTERMEDIARY BANK : CITIBANK N.A. NEW YORK (SWIFT:CITIUS33)

BENEFICIARY’s Name : JINKO SOLAR IMPORT AND EXPORT CO., LTD.

BENEFICIARY’s Address : Xuri District, Shangrao Economic Development Zone, Jiangxi Province, CHINA

BENEFICIARY’s A/C : 791904342932601

4. Title and Risk of Loss/Insurance

Any risk of loss or damage, as well as any additional costs due to events occurring after the time of delivery shall pass to Buyer based on the trade term stipulated in Article 3.1; however, title to the Products per specified delivery shall pass to Buyer only after payment for those particular Products has been received in full.

****	Confidential material omitted and filed separately with the Commission.

5. Terms of Shipment

5.1 Date of shipment:

5.2 Port of Loading: Shanghai, China

5.3 Port of Destination: Antwerp, Belgium

5.4 Condition of Shipment:

5.5 Notice of Shipment

In the case of a shipment by CIF [Antwerp], the Seller shall inform the Buyer of the name of the Product, and the name and dispatch date of the relevant vessel by written notice within two (2) working days after the Date of Shipment.

6. Packing

The packing shall be conducted in accordance with the standards stipulated in Section 6.1:

6.1 The packing of the Product shall be suitable for ocean transportation and provide protection against dampness, humidity, rust, wear and tear, and shock. The Seller shall be liable for any damage to the Product caused by inadequate or improper packing during the shipment, provided, however, that Seller will not be liable for any damage to the Product caused by or attributable to the carrier, or by any other factor not within the Seller’s control; or

7. Warranty & Claims

Detailed information about Warranty & Claims is included in Appendix A.

8. Force Majeure

1) Neither Party shall be liable to the other Party for failure of or delay in performance of any obligation under this Contract, directly, or indirectly, owing to acts of God, war, war-like condition, embargoes, riots, strike, lock-out and other events beyond its reasonable control which were not reasonably foreseeable and whose effects cannot be overcome without unreasonable expense and/or loss of time to the affected Party (i.e., the Party that is unable to perform)

2) If a Force Majeure event occurs, the affected Party shall notify the other Party of the occurrence thereof within seven (7) calendar days of its occurrence, and send a certificate confirming the occurrence of the Force Majeure event issued by the relevant local authorities within fifteen (15) calendar days from the date the event occurred. Thereafter, the Parties shall discuss the best way to resolve the delay or interruption caused by the event. If the conditions of Force Majeure continue to materially impede performance of any material obligation under this Contract for a period of more than three (3) consecutive calendar months, then either Party shall be entitled to terminate this Agreement without consequence upon 30 days’ prior written notice to the other Party.

9. Contract Disclosure

Buyer agrees that Seller can disclose the main content of this Contract to the state security commission of the country where Seller is preparing for its listing affairs as legally required.

10. Non-transfer

No right to transfer any right or obligation of this Contract by any Party without express written approval of the other Party.

11. Confidentiality

Both Parties agree to maintain confidentiality concerning the details of this Contract, except in the event where a disclosure: (i) is necessary for each Party to the financial institutions for the purpose of financing this Contract; (ii) is required by applicable law either of each Party’s country; (iii) is required by court order or by stock and securities regulatory authorities. The Parties shall make provisions that employees and third Parties entrusted with implementing the Contract are bound to this obligation of secrecy. This also applies to the presentation of this Contract for legal examinations or audits by legal consultants and tax advisors, investors and banks.

12. Applicable Law

This Contract shall be construed under and governed by the laws of the People’s Republic of China, except as otherwise expressly provided to be governed by INCOTERMS 2000. For any specific matter that is not covered by PRC law or INCOTERMS 2000, the general international business practices shall apply.

13. Arbitration

Any dispute in connection with or arising from the Contract shall be settled through friendly negotiations. If no settlement can be reached, the dispute shall be submitted for arbitration to the China International Economic and Trade Arbitration Commission Shanghai Sub-Commission in accordance with its rules in effect at the time of applying for arbitration. The arbitration shall take place in Shanghai and the arbitral award shall be final and binding upon both parties; and the arbitration fee shall be borne by the losing party.

14. Miscellaneous

1) This Contract, together with its all Appendixes constitutes the whole and has the same validity.

2) In the event that the purchase order (PO) is adopted under this Contract for specific delivery, such PO also consists of one part of this Contract. However, the stipulation of the Contract shall prevail in case of any discrepancy there between.

3) This Contract is drafted in Chinese and English. In case of any discrepancy between the two versions, the Chinese version shall prevail. This contract is executed in duplicate. Each party holds one version with the same validity.

4) The Contract shall take effect only after the maturity of the following two situations:

i)	seal and signature by both Parties;

ii)	****% advance payment herein has been paid into the entry of Seller’s designated Bank Account set forth in Article 3.5.

The Contract has been duly signed by the appointed representatives of the Parties on May 20th, 2010

Appendices:

Appendix A: Limited Warranty for PV Modules

Appendix B: China Merchants Bank Advance Payment Guarantee Format

Signature and sealed:

/s/ Jinko Solar Import and Export Co., Ltd.

On Behalf of
Jinko Solar Import and Export Co., Ltd.
Appointed Representative

Signature and sealed:

/s/ Enfinity Asia Pacific Limited

On behalf of
Enfinity Asia Pacific Limited
Appointed Representative

/s/ Gino Van Neer

****	Confidential material omitted and filed separately with the Commission.

Appendix A

Limited Warranty for PV Modules

Limited Product Warranty – Five Year Repair, Replacement or Refund

Jinko Solar Co., Ltd. (“Jinko”) warrants that its photovoltaic modules together with the DC connector cable assemblies are free from defects, if any, in materials and workmanship under normal application, use, installation and service conditions for a period of pending sixty (60) months from the shipment date of Jinko modules (“Modules”) to the original end-customer (“Customer”). If Modules become malfunction or inoperative due to defect in material or workmanship during such pending sixty (60) months period set forth above, Jinko will, at its own option, either repair or replace the Modules in problem, or refund a reasonable portion of the purchase price as paid by the Customer (“Purchase Price”). The repair or replacement or refund remedy shall be the sole and exclusive remedy provided under this Limited Warranty.

1. Limited Peak Power Warranty and Limited Remedy

A.	12 years

Provided that, within a period of twelve (12) years from the shipment date of the Modules to the Customer, any Module exhibits a power output less than 90% of the minimum peak power at Standard Test Conditions, and the reason for such loss in power is due to Modules’ defects in material or workmanship attributed to Jinko, who will, at its sole option and discretion, either [1] make up such loss in power by providing to Customer additional Modules; or [2] repair or replace the defective Modules including free shipping to the place supplied by Jinko; or [3] refund Customer such loss proportion arising from unqualified power output which less than 90% of the minimum peak power.

B.	25 years

Provided that, within a period of twenty-five (25) years from shipment date of the Modules to the Customer, any Module exhibits a power output less than 80% of the minimum peak power at Standard Test Conditions, and the reason for such loss in power is due to Modules’ defects in material or workmanship attributed to Jinko, who will, at its sole option and discretion, either [1] make up such loss in power by providing to the end-user Customer additional Modules; or [2] repair or replace the defective Modules including free shipping to the place applied by Jinko; or [3] refund Customer such loss proportion arising from unqualified power output which less than 80% of the minimum peak power.

The remedies set forth in Section 2 are the sole and exclusive remedies provided under the limited minimum Peak Power Warranty.

2. Exclusions and Limitations;

A.	Warranty claims, in any event, shall be filed in writing to Jinko or its authorized distributors within the applicable warranting period

B.	These Limited Warranties will not be applied to normal wear and tear, to the natural effects of exposure to weather conditions over time, or to the Modules which under Jinko’s sole judgment have been subjected to:

•	Misuse, abuse, neglect, vandalism or accident;

•	Alteration, improper installation or application

•	Repair or modifications that do not strictly follow the manufacturer’s instructions;

•	Non-observance of Jinko’s maintenance instructions;

•	Power failure, electrical spikes or surges, lighting, flood, fire, accidental breakage or other events outside the control of Jinko.

C.	These Limited Warranties only cover the transportation costs for shipment of any repaired or replaced Modules to the place applied by Jinko. Any costs for returning the Modules to Jinko or its authorized agents and authorized distributors, or costs associated with installation, removal or reinstallation of the Modules, shall be borne by the end user Customers.

D.	Warranty claims will not be honored if the type or serial number of Jinko Modules have been altered, removed or made illegible without written authorization from Jinko.

3. Transferability

This warranty is extended to the original end-user purchaser, and is also transferable to any subsequent owner of the location or holder of the product when Module(s) remain at their original installed location upon satisfactory proof of succession or assignment.

4. Obtaining Warranty Performance

In order to obtain warranty service under the Jinko Limited Warranty, the end user Customer should promptly notify Jinko regional customer service center. Together with the notification, the complete serial number printed on the module label and the shipment date of its Modules shall be marked as well. If the Modules will be returned for inspection, repair or replacement by Jinko, Jinko will give the Customer a Return Merchandise Authorization (RMA). However, Jinko will not accept a return of any Modules without a RMA

5. Disputes

No action, regardless of form, arising out of or in any way connected with this Limited Warranty, may be brought by the end user Customer more than one (1) year from the date when causes of action occurred.

6. Various

The repair or replacement of the Modules or the supply of additional Modules does not lead to a new commencement of warranty terms, nor shall the original terms of this Limited Warranty be extended. Any replaced Modules shall become the property of Jinko. Jinko shall at its own options to deliver another type of PV Modules (different in size, color, shape, or power), either a new brand or the original one, in case of that Jinko has discontinued producing the module in question at the time of the claim.

7. Force Majeure

Jinko shall not be in any way be responsible or liable to the end user Customer or any third-party arising out of any non-performance or delay in performance of any terms and conditions of sale, including this Limited Warranty, due to fire, flood, blizzard, hurricane, thunder, acts of God, changes of public policies, terrorism, war, riots, strikes, unavailability of suitable and sufficient labor or materials and other events which are out of control of Jinko.

NOTE: “Peak Power” is the power in watt peak that a PV-module generates in its maximum power point. Jinko Solar measurements are as follows (a) light spectrum of AM 1.5, (b) an irradiation of 1,000W perm2 and (c) a cell temperature of 25 degree Centigrade. The measurements are carried out in accordance with IEC61215 as tested at the junction box terminals per the calibration and testing standards of Jinko valid at the date of manufacture of the PV-Modules. Jinko’s calibration standards shall be in compliance with the standards applied by international institutions accredited for this purpose.

Jinko Solar

Appendix B

China Merchants Bank Advance Payment Guarantee Format

To: (Beneficiary’s name and address)

Date:

Advance Payment Guarantee No.

Dear Sirs,

Whereas                              (hereinafter called the “principal”) has entered into contract No.                  dated                  with you, for the execution of works/supply of goods / provision of services (description of goods and/or services), pursuant to the contract conditions, an advance payment in the sum of                                  is to be made against an advance payment guarantee.

At the request of the principal,                             , we, Bank,                  Branch, hereby irrevocably undertake to pay you any sum or sums not exceeding in total an amount of                                  (say:                                                  ) upon receipt by us of your first demand in writing and your written statement indicating our guarantee No. stating:

i) that the Principal is in breach of his obligation(s) under the underlying contract; and

ii) the respect in which the Principal is in breach.

Your demand for payment must also be accompanied by the following document(s) :

(specify document(s) if any, or delete)

It is a condition for any claim and payment to be made under this guarantee that the advance payment referred to above must have been received by the Principal on his account number                                                   with us.

For the purpose of authentication, your written demand for payment has to be presented to us through a bank confirming that the signature(s) thereon are legally binding upon you.

This guarantee shall expire on                  at the latest. Consequently, any demand for payment under it must be received by us at this office on or before that date. Otherwise, any obligations or liabilities thereunder shall be fully and automatically discharged or released regardless of original guarantee being retained or returned to us.

This guarantee is subject to ☐ URDG 458    ☐ ISP98.